UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 17, 2017

NEOGENOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida	33913
(Address of principal executive offices)	(Zip Code)

(239) 768-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

NeoGenomics, Inc. (the “Company”) announces that Kathryn McKenzie, age 33, has been appointed Principal Accounting Officer and Vice President of Finance to serve effective October 17, 2017 until her resignation or removal by the Company’s Board of Directors (the “Board”).  Prior to joining NeoGenomics, from 2012 until the present, Ms. McKenzie served at Chico’s FAS, Inc. in various roles including Assistant Controller and Director of Financial Reporting and Treasury.  Ms. McKenzie also previously served as Audit Manager for Ernst and Young.  Ms. McKenzie is a Certified Public Accountant and holds a Master’s of Science in Accountancy from the University of North Carolina Wilmington.

NeoGenomics Laboratories Inc., a wholly-owned subsidiary of the Company and Ms. McKenzie entered into an offer letter agreement which provides that Ms. McKenzie’s salary will be $200,000 per year.  Beginning with the fiscal year ending December 31, 2018, Ms. McKenzie is also eligible to receive an incentive bonus payment which will be targeted at 25% of her base salary based on 100% completion of certain corporate and individual goals set forth by the Chief Financial Officer and/or the Chief Executive Officer of NeoGenomics Laboratories and approved by the Board for such fiscal year.  Ms. McKenzie is also entitled to participate in all medical and other benefits that NeoGenomics Laboratories has established for its employees.  Ms. McKenzie will be eligible for up to 4 weeks of paid time off per year.  If Ms. McKenzie is terminated without cause NeoGenomics Laboratories agrees to maintain her salary and benefits for a period of four months.

In addition, Ms. McKenzie was granted an option to purchase up to 25,000 shares of the Company’s common stock at an exercise price equivalent to the closing price per share at which such stock was quoted on the NASDAQ Stock Market on the date prior to Ms. McKenzie’s start date. The option has a five (5) year term, subject to continued employment, will vest ratably over the first three anniversary dates of the grant date.

Ms. McKenzie does not have any related party transactions or family relationships with the Company or any of the Company’s other officers or directors.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ George Cardoza
George Cardoza
Chief Financial Officer

Date: October 17, 2017